NEWS RELEASE

LUMENTUM ANNOUNCES FISCAL FOURTH QUARTER AND FULL YEAR 2017 RESULTS
Fiscal year 2017 record revenue over $1 billion, up 11% from fiscal year 2016
Fiscal Fourth Quarter Highlights

•	Net Revenue of $222.7 million

•	GAAP Operating margin of 1.8%; Non-GAAP Operating margin of 9.2%

•	GAAP diluted Net loss per share of $(0.90); Non-GAAP diluted Net income per share of $0.39

Milpitas, Calif., August 9, 2017 – Lumentum Holdings Inc. (“Lumentum” or the “Company”) today reported results for its fiscal fourth quarter and full year ended July 1, 2017.

Net revenue for the fiscal fourth quarter 2017 was $222.7 million, with GAAP net loss of $(54.9) million, or $(0.90) per diluted share. Net revenue for fiscal third quarter 2017 was $255.8 million, with GAAP net loss of $(56.0) million, or $(0.92) per diluted share. Net revenue for the fiscal fourth quarter 2016 was $241.7 million, with GAAP net income of $14.3 million, or $0.23 per diluted share.
Non-GAAP net income for the fiscal fourth quarter 2017 was $25.0 million or $0.39 per diluted share. Non-GAAP net income for fiscal third quarter 2017 was $30.8 million, or $0.49 per diluted share. Non-GAAP net income for the fiscal fourth quarter 2016 was $25.4 million, or $0.41 per diluted share. The Company held $555.3 million in total cash and short-term investments at the end of the fiscal fourth quarter 2017.
Net revenue for fiscal year 2017 was $1,001.6 million, with GAAP net loss of $(102.5) million, or $(1.69) per diluted share. Net revenue for fiscal year 2016 was $903.0 million, with GAAP net income of $9.3 million, or $0.15 per diluted share.
Non-GAAP net income for fiscal year 2017 was $122.4 million or $1.94 per diluted share. Non-GAAP net income for fiscal year 2016 was $78.9 million, or $1.29 per diluted share.
“In our second fiscal year as a stand-alone public company, we exceeded the $1 billion revenue mark and increased non-GAAP net income by more than 50% year-over-year.” said Alan Lowe, president and CEO. “We continue to make excellent progress on our strategic initiatives. Revenue from our 100G QSFP28 transceivers nearly doubled sequentially in the fourth quarter. We began ramping our 3D sensing products to meet our strong customer demand and expect volumes to increase monthly through the end of the calendar year.”
Financial Overview – Fiscal Fourth Quarter Ended July 1, 2017

	GAAP Results ($ in millions)
	Q4	Q3	Q4	Change
	FY 2017	FY 2017	FY 2016	Q/Q	Y/Y
Net revenue	$222.7	$255.8	$241.7	(12.9)%	(7.9)%
Gross margin	30.2%	32.1%	32.9%	(190)bps	(270)bps
Operating margin	1.8%	5.3%	4.2%	(350)bps	(240)bps

	Non-GAAP Results ($ in millions)
	Q4	Q3	Q4	Change
	FY 2017	FY 2017	FY 2016	Q/Q	Y/Y
Net revenue	$222.7	$255.8	$241.7	(12.9)%	(7.9)%
Gross margin	32.9%	34.4%	34.1%	(150)bps	(120)bps
Operating margin	9.2%	12.6%	11.6%	(340)bps	(240)bps

	Net Revenue by Segment ($ in millions)
	Q4	% of	Q3	Q4	Change
	FY 2017	Net Revenue	FY 2017	FY 2016	Q/Q	Y/Y
Optical Communications	$186.8	83.9%	$216.1	$201.2	(13.6)%	(7.2)%
Lasers	35.9	16.1%	39.7	40.5	(9.6)%	(11.4)%
Total	$222.7	100.0%	$255.8	$241.7	(12.9)%	(7.9)%

Financial Overview – Fiscal Year Ended July 1, 2017

	GAAP Results ($ in millions)
	FY 2017	FY 2016	Change Y/Y
Net revenue	$1,001.6	$903.0	10.9%
Gross margin	31.8%	30.7%	110bps
Operating margin	4.8%	1.3%	350bps

	Non-GAAP Results ($ in millions)
	FY 2017	FY 2016	Change Y/Y
Net revenue	$1,001.6	$903.0	10.9%
Gross margin	34.7%	33.0%	170bps
Operating margin	12.4%	9.2%	320bps

	Net Revenue by Segment ($ in millions)
	FY 2017	FY 2016	Change Y/Y
Optical Communications	$857.8	$761.3	12.7%
Lasers	143.8	141.7	1.5%
Total	$1,001.6	$903.0	10.9%
The tables above provide comparisons of quarterly results to prior periods, including sequential quarterly and year-over-year changes. A reconciliation between GAAP and non-GAAP measures is contained in this release under the section titled “Use of Non-GAAP Financial Measures.”

Business Outlook

For the fiscal first quarter 2018, the Company expects net revenue to be in the range of $245 million to $265 million, non-GAAP operating margin to be 13.0% to 15.0%, and non-GAAP diluted earnings per share to be $0.50 to $0.60 per share, based on approximately 64.2 million shares outstanding on a fully diluted basis.

We have not provided reconciliations from GAAP to non-GAAP measures for our outlook. A large portion of non-GAAP adjustments, such as derivative liability adjustments, restructuring, stock-based compensation, litigation, and other costs and contingencies unrelated to current and future operations are by their nature highly volatile and we have low visibility as to the range that may be incurred in the future. For example, the unrealized loss on the derivative liabilities for Convertible Senior Notes and Series A Preferred Stock in our fiscal fourth quarter of 2017 was a loss of $29.7 million, as compared to a loss of $56.6 million in the fiscal third quarter of 2017. On June 29, 2017, we met the requirements to account for the conversion option of the Convertible Senior Notes as equity and the conversion option will no longer be marked to market. The unrealized loss on the derivative liability for the conversion option of the Convertible Senior Notes accounted for $24.2 million and $38.6 million of the total unrealized loss on the derivative liabilities in the fiscal fourth and third quarters of 2017, respectively. The Series A Preferred Stock derivative liability is revalued based on the fair market value of our common stock on the last day of each fiscal quarter, which is difficult to predict and subject to change.

Conference Call

Lumentum will host a conference call on August 9, 2017 at 5:30am PT/8:30am ET. A live webcast of the call and the replay will be available on the Lumentum website at http://investor.lumentum.com through August 16, 2017 at 11:30am ET. Supporting materials outlining the Company’s latest financial results will be posted on http://investor.lumentum.com under the “Events and Presentations” section concurrently with this earnings press release. This press release is being furnished as an exhibit to a Current Report on Form 8-K with the Securities and Exchange Commission and will be available at http://www.sec.gov/.

About Lumentum

Lumentum (NASDAQ: LITE) is a market-leading manufacturer of innovative optical and photonic products enabling optical networking and commercial laser customers worldwide. Lumentum’s optical components and subsystems are part of virtually every type of telecom, enterprise, and data center network. Lumentum’s commercial lasers enable advanced manufacturing techniques and diverse applications including next-generation 3D sensing capabilities. Lumentum is headquartered in Milpitas, California with R&D, manufacturing, and sales offices worldwide. For more information, visit https://www.lumentum.com/en.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include our expectations for our markets, including future product shipments and associated revenue, any anticipation or guidance as to future financial performance, including future net revenue, earnings per share, and operating margins, number of outstanding shares, anticipated sales trends and demand for our products. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Among the factors that could cause actual results to differ from those contemplated are: (a) quarter-over-quarter product mix fluctuations which can materially impact profitability measures due to the broad gross margin ranges across our portfolio; (b) continued decline of average selling prices across our businesses; (c) effects of seasonality; (d) the ability of our suppliers and contract manufacturers to meet production and delivery requirements to our forecasted demand; and (e) inherent uncertainty related to global markets and the effect of such markets on demand for our products. For more information on these and other risks, please refer to the “Risk Factors” section included in the Company’s Quarterly Report on Form 10-Q for the fiscal third quarter ended April 1, 2017 filed with the Securities and Exchange Commission, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements and preliminary financial results contained in this press release are made as of the date hereof and the Company assumes no obligation to update such statements, except as required by applicable law.

Contact Information

Investors: Chris Coldren, 408-404-0606; investor.relations@lumentum.com
Press: Greg Kaufman, 408-546-4593; media@lumentum.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

LUMENTUM HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net revenue	$222.7	$241.7	$1,001.6	$903.0
Cost of sales	154.0	160.5	677.0	618.9
Amortization of acquired technologies	1.4	1.7	6.5	6.8
Gross profit	67.3	79.5	318.1	277.3
Operating expenses:
Research and development	35.4	36.4	148.3	141.1
Selling, general and administrative	26.0	29.5	110.2	117.3
Restructuring and related charges	2.0	3.5	12.0	7.4
Total operating expenses	63.4	69.4	270.5	265.8
Income (loss) from operations	3.9	10.1	47.6	11.5
Unrealized gain (loss) on derivative liability	(29.7)	4.4	(104.2)	(0.6)
Interest and other (expense) income, net	(1.8)	(0.1)	(3.2)	(1.2)
Income (loss) before income taxes	(27.6)	14.4	(59.8)	9.7
Provision for (benefit from) income taxes	27.3	0.1	42.7	0.4
Net income (loss)	(54.9)	14.3	(102.5)	9.3

Net income (loss) per share:
Basic	$(0.90)	$0.24	$(1.69)	$0.16
Diluted	$(0.90)	$0.23	$(1.69)	$0.15

Items reconciling net income (loss) to net income (loss) available to common stockholders:
Cumulative dividends on Series A preferred stock	(0.3)	(0.2)	(0.9)	(0.8)
Adjustment for Series A preferred stock redemption value	—	—	—	(11.7)
Net income (loss) available to common stockholders	$(55.2)	$14.1	$(103.4)	$(3.2)

Net income (loss) available to common stockholders per share:
Basic	$(0.90)	$0.24	$(1.71)	$(0.05)
Diluted	$(0.90)	$0.23	$(1.71)	$(0.05)

Shares used in per share calculation:
Basic	61.3	59.4	60.6	59.1
Diluted net income per share	61.3	61.8	60.6	61.2
Diluted net income available to common stockholders	61.3	61.8	60.6	59.1

LUMENTUM HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)
(unaudited)

	July 1, 2017	July 2, 2016
ASSETS
Current assets:
Cash and cash equivalents	$272.9	$157.1
Short-term investments	282.4	—
Accounts receivable, net	166.3	170.5
Inventories	145.2	100.6
Prepayments and other current assets	63.5	61.3
Total current assets	930.3	489.5
Property, plant and equipment, net	273.5	183.4
Goodwill and intangibles, net	21.5	19.9
Deferred income taxes, net	3.9	31.9
Other non-current assets	3.7	1.6
Total assets	$1,232.9	$726.3
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND EQUITY
Current liabilities:
Accounts payable	$114.8	$118.3
Accrued payroll and related expenses	27.5	26.5
Income taxes payable	0.7	1.9
Accrued expenses	19.3	14.9
Other current liabilities	21.9	12.1
Total current liabilities	184.2	173.7
Convertible note	317.5	—
Derivative liability	51.6	10.3
Other non-current liabilities	25.0	9.1
Total liabilities	578.3	193.1

Redeemable convertible preferred stock:
Non-controlling interest redeemable convertible Series A preferred stock, $0.001 par value, 10,000,000 authorized shares; 35,805 shares issued and outstanding as of July 1, 2017 and July 2, 2016	35.8	35.8
Total redeemable convertible preferred stock	35.8	35.8
Stockholders’ equity:
Common stock, $0.001 par value, 990,000,000 authorized shares, 61,476,103 and 59,580,596 shares issued and outstanding as of July 1, 2017 and July 2, 2016, respectively	0.1	0.1
Additional paid-in capital	694.5	467.7
Retained earnings	(83.2)	20.2
Accumulated other comprehensive income	7.4	9.4
Total stockholders’ equity	618.8	497.4
Total liabilities and stockholders’ equity	$1,232.9	$726.3

Use of Non-GAAP Financial Measures

In this press release, Lumentum provides investors with gross margin, operating margin, net income, and net income (loss) per share on a non-GAAP basis. Lumentum believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. Specifically, the Company believes that providing this information allows investors to better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such operating performance. However, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in this press release should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Further, these non-GAAP financial measures may not be comparable to similarly titled measurements reported by other companies.

Non-GAAP gross margin, non-GAAP operating margin, non-GAAP net income, and non-GAAP net income per share, Adjusted EBITDA, non-GAAP gross profit, non-GAAP operating income, non-GAAP income (loss) before income taxes and non-GAAP expenses exclude (i) workforce related charges such as severance, retention bonuses and employee relocation costs related to formal restructuring plans, (ii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iii) stock-based compensation, (iv) amortization of intangibles, (v)amortization of acquired developed technologies, (vi) non-cash interest expense, (vii) unrealized loss on derivative liabilities, and (viii) warranty charges related to our vendor quality issues with expected future recoveries and (ix) other charges comprising mainly of one-time provision for excess and obsolete inventory, acquisition, integration, litigation and other costs and contingencies unrelated to current and future operations including post-separation activities such as small site consolidations, reorganizations, insourcing or outsourcing of activities, severance related costs and transition related costs for the separation from Viavi Solutions Inc. (formerly JDS Uniphase Corporation) on July 31, 2015. In the fiscal third quarter of 2017, the Company issued $450 million in aggregate principal amount of convertible senior notes (the “convertible notes”). During the fourth quarter of 2017, prior to the satisfaction of certain conditions set forth more fully in the indenture governing the convertible notes (the “TMA settlement condition”), the Company would have been required to satisfy its conversion obligation solely in cash. Accordingly, the conversion option of the convertible notes was accounted for as a derivative liability under GAAP and thus, fluctuated with the fair market value of the stock price until the Company satisfied the TMA settlement condition on June 29, 2017. As of the last day of the fourth quarter of 2017, the Company met the requirements to account for the conversion option as equity and the conversion option will no longer be marked to market. Management does not believe that these non-GAAP items are reflective of the Company’s underlying operating performance. The presentation of these and other similar items in Lumentum’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

A quantitative reconciliation between GAAP and non-GAAP financial data with respect to historical periods is included in the supplemental financial table attached to this press release.

LUMENTUM HOLDINGS INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in millions, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Gross profit on GAAP basis	$67.3	$79.5	$318.1	$277.3
Stock-based compensation	1.5	1.2	7.5	6.1
Other charges related to non-recurring activities	3.0	—	15.1	7.5
Amortization of acquired developed technologies	1.4	1.7	6.5	6.8
Gross profit on non-GAAP basis	$73.2	$82.4	$347.2	$297.7

Research and development on GAAP basis	$35.4	$36.4	$148.3	$141.1
Stock-based compensation	(2.8)	(2.3)	(11.6)	(9.0)
Other charges related to non-recurring activities	(0.3)	(0.1)	(1.0)	(0.7)
Research and development on non-GAAP basis	$32.3	$34.0	$135.7	$131.4

Selling, general and administrative on GAAP basis	$26.0	$29.5	$110.2	$117.3
Stock-based compensation	(3.5)	(2.5)	(13.6)	(11.8)
Other charges related to non-recurring activities	(2.0)	(6.5)	(9.1)	(21.9)
Amortization of acquired developed technologies	—	(0.1)	(0.3)	(0.4)
Selling, general and administrative on non-GAAP basis	$20.5	$20.4	$87.2	$83.2

Income (loss) from operations on GAAP basis	$3.9	$10.1	$47.6	$11.5
Stock-based compensation	7.8	6.0	32.7	26.9
Other charges related to non-recurring activities	5.3	6.6	25.2	30.1
Amortization of acquired developed technologies	1.4	1.8	6.8	7.2
Restructuring and related charges	2.0	3.5	12.0	7.4
Income (loss) from operations on non-GAAP basis	$20.4	$28.0	$124.3	$83.1

Interest and other (expense) income, net on GAAP basis	$(1.8)	$(0.1)	$(3.2)	$(1.2)
Non-cash other income	(1.4)	—	(1.7)	—
Effective interest expense on convertible debt	4.1	—	5.1	—
Interest and other (expense) income, net on non-GAAP basis	$0.9	$(0.1)	$0.2	$(1.2)

Income (loss) before income taxes on GAAP basis	$(27.6)	$14.4	$(59.8)	$9.7
Stock-based compensation	7.8	6.0	32.7	26.9
Other charges related to non-recurring activities	5.3	6.6	25.2	30.1
Amortization of acquired developed technologies	1.4	1.8	6.8	7.2
Restructuring and related charges	2.0	3.5	12.0	7.4
Non-cash other income	(1.4)	—	(1.7)	—
Effective interest expense on convertible debt	4.1	—	5.1	—
Unrealized (gain) loss on derivative liability	29.7	(4.4)	104.2	0.6
Income (loss) before income taxes on non-GAAP basis	$21.3	$27.9	$124.5	$81.9

Provision for income taxes on GAAP basis	$27.3	$0.1	$42.7	$0.4
Impact of non-GAAP income tax (benefit) expense	(31.0)	2.4	(40.6)	2.6
Provision (benefit) for income taxes on non-GAAP basis	$(3.7)	$2.5	$2.1	$3.0

Net income (loss) on GAAP basis	$(54.9)	$14.3	$(102.5)	$9.3
Stock-based compensation	7.8	6.0	32.7	26.9
Other charges related to non-recurring activities	5.3	6.6	25.2	30.1
Amortization of acquired developed technologies	1.4	1.8	6.8	7.2
Restructuring and related charges	2.0	3.5	12.0	7.4
Non-cash other income	(1.4)	—	(1.7)	—
Effective interest expense on convertible debt	4.1	—	5.1	—
Unrealized (gain) loss on derivative liability	29.7	(4.4)	104.2	0.6
Impact of non-GAAP income tax (benefit) expense	31.0	(2.4)	40.6	(2.6)
Net income on non-GAAP basis	$25.0	$25.4	$122.4	$78.9

Net income per share on non-GAAP basis	$0.39	$0.41	$1.94	$1.29

Shares used in per share calculation - diluted on GAAP basis	61.3	61.8	60.6	61.2
Non-GAAP adjustment (a)	2.5	—	2.5	—
Shares used in per share calculation - diluted on non-GAAP basis	63.8	61.8	63.1	61.2

(a) This adjustment represents weighted-average potentially dilutive securities excluded from the computation of diluted net loss per share attributable to common stockholders on a GAAP basis because the effect would have been antidilutive. This adjustment amount is added for the computation of diluted net income per share on a non-GAAP basis as we had net income on a non-GAAP basis for all periods presented.

LUMENTUM HOLDINGS INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ended		Twelve Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
GAAP net income (loss)	$(54.9)	$14.3	$(102.5)	$9.3
Interest and other expense (income), net	1.8	0.1	3.2	1.2
Provision for income taxes	27.3	0.1	42.7	0.4
Depreciation	15.1	12.3	54.2	47.4
Amortization	1.4	1.8	6.8	7.2
EBITDA	(9.3)	28.6	4.4	65.5
Restructuring and related charges	2.0	3.5	12.0	7.7
Stock-based compensation	7.8	6.0	32.7	26.9
Other charges related to non-recurring activities	5.3	6.6	25.2	29.8
Unrealized (gain) loss on derivative liability	29.7	(4.4)	104.2	0.6
Adjusted EBITDA	$35.5	$40.3	$178.5	$130.5